Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
     ALLTEL Corporation:


We consent to the  incorporation by  reference in the  Post-Effective  Amendment
No. 2 to Form S-8 Registration Statement for the ALLTEL Corporation Incentive Stock Option Plan (No. 2-99523); Form S-8 Registration Statement for Systematics, Inc. 1981 Incentive Stock Option Plan (No. 33-35343); Form S-8 Registration Statement for the ALLTEL Corporation 1991 Stock Option Plan (No. 33-48476); Form S-8 Registration Statement for the ALLTEL Corporation 1994 Stock Option Plan (No. 33-54175); Form S-8 Registration Statement for the ALLTEL Corporation Thrift Plan (No. 33-56291); and Form S-8 Registration Statement for the ALLTEL Corporation 1994 Stock Option Plan for Employees (No. 33-65199) of our report dated March 6, 1998, with respect to the consolidated financial statements of 360 Communications Company included in the ALLTEL Amendment No. 1 to Current Report (Form 8-K/A) for the year ended December 31, 1997.

                                                  /s/ERNST & YOUNG LLP

Chicago, Illinois
September 2, 1998

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